ARTICLES OF MERGER

between

COHEN & STEERS QUALITY INCOME REALTY FUND, INC.
(a Maryland corporation)

and

COHEN & STEERS WORLDWIDE REALTY INCOME FUND, INC.
(a Maryland corporation)


		COHEN & STEERS QUALITY INCOME REALTY FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("RQI"), and
COHEN & STEERS WORLDWIDE REALTY INCOME FUND, INC., a corporation duly organized and existing under the laws of the State of Maryland ("RWF"), do hereby certify that:

		FIRST:  RQI and RWF agree to merge.

		SECOND:  The name and place of incorporation of each party to these Articles are COHEN & STEERS QUALITY INCOME REALTY FUND, INC., a Maryland corporation, and COHEN & STEERS WORLDWIDE REALTY INCOME FUND, INC., a Maryland corporation.
RQI shall survive the merger as the successor corporation and shall continue under the name "COHEN & STEERS QUALITY INCOME REALTY FUND, INC." as a corporation of the State of Maryland.

		THIRD:  RQI has its principal office in the State of Maryland in Baltimore
City.  RWF has its principal office in the State of Maryland in Baltimore City and does not own an interest in land in the State of Maryland.

		FOURTH:  The terms and conditions of the transaction set forth in these
Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of the State of Maryland.  The manner of approval was as follows:

	(a) The Board of Directors of RQI at duly convened meetings adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of RQI. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by RQI as required by law. The proposed merger was approved by the stockholders of RQI at a duly convened special meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

	(b) The Board of Directors of RWF at duly convened meetings adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of RWF. Notice, which stated that a purpose of the special meeting was to act on the proposed merger, was given by RWF as required by law. The proposed merger was approved by the stockholders of RWF at a duly convened special meeting of stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

		FIFTH:  The total number of shares of capital stock of all classes which RQI or RWF, respectively, has authority to issue, the number of shares of each class which RQI or RWF, respectively, has authority to issue, and the par value of the shares of each class which RQI or RWF, respectively, has authority to issue are as follows:

	(a) The total number of shares of stock of all classes which RQI has authority to issue is 300,000,000 shares of Common Stock (par value $0.001 per share). The aggregate par value of all the shares of stock of all classes of RQI is $300,000.

	(b)	The total number of shares of stock of all classes which RWF has authority to issue is 100,000,000 shares of Common Stock (par value $0.001 per share). The aggregate par value of all the shares of stock of all classes of RWF is $100,000.

		SIXTH:  The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

	(a) Each issued and outstanding full (and fractional) share of the Common Stock of RQI at the effective time of the merger shall continue, without change as to class, series or otherwise, to be an issued and outstanding share of Common Stock of RQI.

	(b)  Each issued and outstanding full (and fractional) share of Common Stock of RWF at the effective time of the merger shall upon effectiveness and without further act, be converted into, and become, an equivalent dollar amount (to the nearest $0.001) of full (and fractional) shares of Common Stock of RQI, based on the net asset value per share of Common Stock of each of RQI and RWF calculated at 4:00 p.m., Eastern time, on the day on which the merger becomes effective, in accordance with the provisions of the Agreement and Plan of Merger, dated June 29, 2009, between each party to these Articles of
Merger.

	(c) In lieu of delivery of certificates for RQI Common Stock, RQI will record the issuance of RQI shares in the merger to holders of RWF shares in book entry form, with notice thereof to such holders.

	(d) Any holder of RWF Common Stock whose shares are represented by stock certificates will not be issued shares of RQI Common Stock and will not be entitled to vote as a holder of such shares of RQI Common Stock unless and until such RWF stock certificates are surrendered to RQI, at which time such RWF stockholder will be issued the full (and fractional) shares of RQI Common Stock to which such RWF stockholder is entitled. RQI dividends or other distributions payable to any former RWF stockholder after the merger shall be paid to such stockholder; however such dividends or other distributions shall not be paid unless and until such stockholder's certificates representing RWF Common Stock have been surrendered to RQI.

		SEVENTH:  These Articles of Merger and the merger shall become effective at
4:00 p.m. Eastern time on March 12, 2010.

		EIGHTH:  Each undersigned President acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.


ATTEST:





Francis C. Poli, Secretary

	COHEN & STEERS QUALITY INCOME REALTY FUND, INC.



By:
        Adam Derechin, President
ATTEST:





Francis C. Poli, Secretary	COHEN & STEERS WORLDWIDE REALTY INCOME FUND, INC.



By:
        Adam Derechin, President